September 27, 2000


                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the use of our audit report dated March 31, 2000 (and to all references to our Firm) included in or made a part of the Form S-8 registration statement (File No. 333-31966), as the same may be amended from time to time, of Envirokare Tech, Inc.


Williams & Webster, P.S.


by:     /s/ Kevin J. Williams
   ------------------------------
         Kevin J. Williams